                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of YouthStream Media Networks, Inc., relating to the YouthStream Media Networks, Inc. 2000 Stock Incentive Plan of our report dated June 30, 1999 relating to the financial statements of Invino Corporation for the period from January 21, 1998 (date of inception) to December 31, 1998 which appears in the Current Report on Form 8-K/A of Network Event Theater, Inc. dated October 28, 1999, as amended on December 23, 1999.




PricewaterhouseCoopers LLP

Boston, Massachusetts
March 7, 2000